Report of Independent Auditors

To the Shareholders and
Trustees of Legg Mason Cash
Reserve Trust

In planning and performing our audit
of the financial statements of Legg
Mason Cash Reserve Trust (the
"Trust") for the year ended August
31, 2002, we considered its internal
control, including control activities
for safeguarding securities, in order
to determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of the Trust is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally, controls
that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the
United States.  Those controls
include the safeguarding of assets
against unauthorized acquisition,
use, or disposition.

Because of inherent limitations in
internal control, error or fraud may
occur and not be detected.  Also,
projection of any evaluation of
internal control to future periods is
subject to the risk that it may become
inadequate because of changes in
conditions or that the effectiveness
of the design and operation may
deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under
standards established by the
American Institute of Certified
Public Accountants. A material
weakness is a condition in which the
design or operation of one or more of
the internal control components does
not reduce to a relatively low level
the risk that misstatements caused by
error or fraud in amounts that would
be material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions.  However, we
noted no matters involving internal
control and its operation, including
controls for safeguarding securities,
that we consider to be material
weaknesses as defined above as of
August 31, 2002.

This report is intended solely for the
information and use of management
and the Trustees of Legg Mason
Cash Reserve Trust and the
Securities and Exchange
Commission and is not intended to
be and should not be used by anyone
other than these specified parties.

Ernst & Young LLP

Philadelphia, Pennsylvania
September 30, 2002